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                                                                    EXHIBIT 99.1

Voxware Offers Preferred Stock and Warrants as Part of Interim Financing Plan

Princeton, N.J., December 5, 2001 - Voxware, Inc. (OTC: VOXW), a leading speech recognition company providing natural language-based solutions for industrial applications, with a focus on supply chain execution, announced today that it is currently conducting an offering of Series C Preferred Stock and common stock warrants to raise up to $1,500,000.

The Series C Preferred Stock will have terms similar to the Company's outstanding Series B Preferred Stock. The Company will sell the securities directly to accredited investors. It is anticipated that the offering will be consummated by December 14, 2001. As a part of Voxware's interim financing plan, the proceeds of the offering will be used for working capital purposes, including continued funding of sales and marketing efforts and ongoing product enhancements.

The Series C Preferred Stock and common stock warrants have not been, and will not be, registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The closing of the offering is subject to certain conditions.

Voxware's VoiceLogistics(TM) is their wireless, web-based interactive speech interface solution for the supply chain. VoiceLogistics enhances speed, accuracy and productivity of logistics and fulfillment operations, and seamlessly integrates with the WMS and IT systems of virtually any distribution and logistics operation. The VoiceLogistics system includes the VoiceLogistics wireless RF client, Voxware's patented noise-robust VISE(TM) speech recognizer designed specifically for high performance in industrial environments, VoxBrowser(TM), their VoiceXML browser, the VoxServer(TM) VXML application server, and VoxXchange(TM) integration technology, the VoiceLogistics suite of VoiceXML applications for logistics and fulfillment operations, and Voxware's professional services for installation, integration and implementation.

About Voxware, Inc.

Voxware is a leading speech recognition company providing noise-robust natural language speech interfaces for a variety of applications for industrial markets. Voxware provides interactive voice-based solutions for Supply Chain Execution, and addresses major logistics market sectors, including consumer goods manufacturers (CGM), consumer packaged goods (CPG), direct to consumer (e-commerce and catalog), food and grocery, package handling, retail, third-party logistics providers (3PLs), and wholesale distribution. Voxware's speech recognition solutions are also deployed in package handling, mail sorting, manufacturing inspection, and military applications. Voxware licenses their commercial noise-robust speech recognition technology to ITT Industries (NYSE:ITT) for use in military and selected industrial applications.
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Voxware's corporate headquarters are in Princeton, New Jersey, with marketing and operations in Boston, Massachusetts. Additional information about Voxware can be obtained on the Internet at http://www.voxware.com/.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause Voxware's plans to differ or results to vary from those expected including the risks associated with Voxware's need to introduce new and enhanced products and services in order to increase market penetration and the risk of obsolescence of its products and services due to technological change; Voxware's need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for e-logistics, specializing in the supply chain sector; the potential for substantial fluctuations in Voxware's results of operations; competition from others; Voxware's evolving distribution strategy and dependence on its distribution channels; the potential that speech products will not be widely accepted; Voxware's need for additional capital; and a variety of risks set forth from time to time in Voxware's filings with the Securities and Exchange Commission. Voxware undertakes no obligation to publicly release results of any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

Voxware(R) and VoiceLogistics(TM) are trademarks of Voxware, Inc. All other product names are trademarks of their respective owners.